EXHIBIT 99.1

Ceres Provides Interim Update on Its Sorghum Hybrids in Brazil

−	Company’s sorghum hybrids show resilience to dry conditions

−	Yield results expected by July

THOUSAND OAKS, Calif. – May 28, 2014 – Ceres, Inc. (Nasdaq: CERE), an agricultural biotechnology and seed company, today announced that its sorghum hybrids appear to have rebounded from dry conditions in Brazil earlier in the season. Harvests are nearing completion and the company expects to announce final results by July.

Ceres is pursuing two market opportunities in Brazil for its sorghum seed products. The company’s high biomass types, which are currently being evaluated in a number of geographies, are intended to be combusted for electricity generation in Brazil’s biopower market. Ongoing water shortages and increasing demand for power have led to a spike in electricity prices and increased production of biopower, which the company believes may increase demand for high-biomass sorghum next season. Ceres also continues to work closely with ethanol mills to evaluate its sweet sorghum hybrids, which can be grown as a lower-cost complement to sugarcane.

This season the company dispersed its field evaluations across a number of growing areas in south central Brazil in order to mitigate the impact of variations in weather conditions on the performance of its seed products. Sorghum also has a natural tolerance to hot and dry conditions.

“The timing of the rainfall has proved as important as the overall volume of water,” said Richard Hamilton, Ceres President and CEO. He noted that generally favorable conditions during the beginning and end of the growing season have had a positive impact on plant growth. “Based on estimates from our agronomists, we have a high degree of confidence in our high biomass sorghum types at this point, and look forward to getting final yields of these products,” he said. Ethanol yields for Ceres’ sweet sorghum hybrids will not be known until harvests are completed and ethanol yields can be calculated.

In addition to its customer evaluations, Ceres has a number of new sorghum hybrids moving forward in its product development pipeline. “We are optimistic that even under adverse weather conditions we will be able to demonstrate ongoing performance improvements across our high biomass and sweet sorghum product pipelines,” said Hamilton.

Ceres expects to collect performance data on its sorghum hybrids from more than 40 sites in south central Brazil. This data will be used to guide hybrid selections and planting decisions for the next season of mill evaluations, which begins in November. Ceres estimates that the high biomass sorghum and sweet sorghum market opportunities in Brazil are approximately one million hectares (2.4 million acres) each.

ABOUT CERES

Ceres, Inc. is an agricultural biotechnology company that markets seeds for energy crops used in the production of renewable transportation fuels, electricity and bio-based products. The company combines advanced plant breeding and biotechnology to develop products that can address the limitations of first-generation bioenergy feedstocks, increase biomass productivity, reduce crop inputs and improve cultivation on marginal land. Its development activities include sweet sorghum, high-biomass sorghum, switchgrass and miscanthus. Ceres markets its products under its Blade brand. The company also licenses its technology and biotech traits to other organizations.

CERES FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. All statements, other than statements of historical facts, including statements regarding Ceres’ efforts to develop and commercialize its products, anticipated yields and product performance, status of crop plantings, short-term and long-term business strategies, market and industry expectations, future operating metrics, and future results of operations and financial position, including anticipated cost savings from our plan to align expenditures, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Ceres’ control. Factors that could materially affect actual results can be found in Ceres’ filings with the U.S. Securities and Exchange Commission. Ceres undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date the company issues this press release to conform these statements to actual results or to changes in the company’s expectations.

CONTACT:

Ceres, Inc.
Gary Koppenjan
(805) 376-6546
mediaoffice@ceres.net